As filed with the Securities and Exchange Commission on September 21, 2000
                                                      Registration No. 333-40032
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                           WSFS FINANCIAL CORPORATION
               ------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)

        DELAWARE                                            22-2866913
-------------------------------                        --------------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)

                                838 MARKET STREET
                           WILMINGTON, DELAWARE 19899
                        ---------------------------------
          (Address of Principal Executive Offices, including Zip Code)

                           WSFS FINANCIAL CORPORATION
                             1997 STOCK OPTION PLAN
                           --------------------------
                            (Full Title of the Plan)

                                 MARK A. TURNER
                             CHIEF FINANCIAL OFFICER
                           WSFS FINANCIAL CORPORATION
                                838 MARKET STREET
                           WILMINGTON, DELAWARE 19889
                     --------------------------------------
                     (Name and Address of Agent for Service)

                                 (302) 571-7160
                     ------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                             JAMES C. STEWART, ESQ.
                STRADLEY RONON HOUSLEY KANTARIAN & BRONSTEIN, LLP
                        1220 19TH STREET N.W., SUITE 700
                             WASHINGTON, D.C. 20036

                         CALCULATION OF REGISTRATION FEE

====================================================================================================
     Title                          Proposed Maximum        Proposed Maximum           Amount Of
 Of Securities      Amount To Be      Offering Price       Aggregate Offering        Registration
To Be Registered     Registered          Per Share              Price                    Fee
-----------------------------------------------------------------------------------------------------
 Common Stock,
$.01 par value       540,000 (1)        $14.88 (2)           $8,035,200 (2)          $2,121.29 (3)
====================================================================================================

(1) Maximum number of additional shares issuable under the Second 2000 Amendment to the WSFS Financial Corporation 1997 Stock Option Plan, as such amount may be increased in accordance with said plan in the event of a merger, consolidation, recapitalization, stock dividend, stock split or similar event involving the Registrant.
(2) In accordance with Rule 457(h) the registration fee has been calculated based upon the price ($14.88 per share) at which options granted under the plan may be exercised.
(3)  A fee of $1,715.18 was previously paid.

                                    * * * * *

 This post-effective amendment is being filed solely to correct the filing fee.

                                    * * * * *

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Wilmington, State of Delaware, on September 21, 2000.

                             WSFS FINANCIAL CORPORATION


                             By:  /s/ Marvin N. Schoenhals
                                  --------------------------------------------
                                  Marvin N. Schoenhals
                                  Chairman, President and Chief Executive
                                  Officer (Duly Authorized Representative)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                       Title                        Date
-----------                      -----                        -----
/s/ Marvin N. Schoenhals     Chairman, President, Chief      September 21, 2000
--------------------------   Executive Officer and Director
Marvin N. Schoenhals         (Chief Executive Officer)


/s/ Mark A. Turner *         Executive Vice President and    September 21, 2000
--------------------------      Chief Financial Officer
Mark A. Turner               (Chief Financial and Accounting
                                     Officer)

/s/ Charles G. Cheleden *    Vice Chairman and Director      September 21, 2000
--------------------------
Charles G. Cheleden

/s/ Dale E. Wolf *           Vice Chairman and Director      September 21, 2000
--------------------------
Dale E. Wolf

/s/ Joseph R. Julian *            Director                   September 21, 2000
--------------------------
Joseph R. Julian

/s/ David E. Hollowell *          Director                   September 21, 2000
--------------------------
David E. Hollowell

/s/ Thomas P. Preston *           Director                   September 21, 2000
--------------------------
Thomas P. Preston

/s/ John F. Downey *              Director                   September 21, 2000
--------------------------
John F. Downey


/s/ Eugene W. Weaver *            Director                   September 21, 2000
--------------------------
Eugene W. Weaver


/s/ Linda C. Drake *              Director                   September 21, 2000
--------------------------
Linda C. Drake


/s/ Claibourne D. Smith *         Director                   September 21, 2000
-------------------------
Claibourne D. Smith


/s/ R. Ted Weschler *             Director                   September 21, 2000
--------------------------
R. Ted Weschler


* By:  /s/ Marvin N. Schoenhals
       ------------------------------
       Marvin N. Schoenhals
       Attorney-in-fact


                                INDEX TO EXHIBITS



       Exhibit      Description
       -------      -----------

          5 Opinion of Stradley Ronon Housley Kantarian & Bronstein, LLP as to the validity of the Common Stock being registered*

          23.1 Consent of Stradley Ronon Housley Kantarian & Bronstein, LLP (appears in their opinion filed as Exhibit 5)*

          23.2      Consent of KPMG LLP*

          24 Power of Attorney (reference is made to the signature page to the Form S-8 as originally filed)


          99.1      WSFS  Financial   Corporation  1997  Stock  Option  Plan  as
                    Amended*

          99.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the WSFS Financial Corporation 1997 Stock Option Plan (incorporated by reference to Exhibit 99.2 to the Company's Registration Statement on Form S-8 (File No. 333-26099))

          99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the WSFS Financial Corporation 1997 Stock Option Plan (incorporated by reference to Exhibit 99.3 to the Company's Registration Statement on Form S-8 (File No. 333-26099))

          99.4 Form of Agreement to be entered into with Optionees with respect to Stock Appreciation Rights granted under the WSFS Financial Corporation 1997 Stock Option Plan (incorporated by reference to Exhibit 99.4 to the Company's Registration Statement on Form S-8 (File No. 333-26099))

          99.5 Form of Notice of Phantom Stock Award (incorporated by reference to Exhibit 99.5 to the Company's Registration Statement on Form S-8 (File No. 333-26099))

______________
*  Previously filed.